                                                                   EXHIBIT 10.15

                            STOCK PURCHASE AGREEMENT
                                     AMONG

                           LARIZZA INDUSTRIES, INC.,
               an Ohio corporation or its appointed subsidiary,


               DIANE M. BUZZITTA TRUST, PHILIP F. WOOD, TRUSTEE,

                               DIANE M. BUZZITTA,

                               LOUIS V. BUZZITTA,

                              JOSEPH T. BUZZITTA,

                               JAMES V. BUZZITTA,

                              LVB INDUSTRIES, INC.,
                              a Michigan corporation,

                                      AND

                             HUGHES PLASTICS, INC.,
                             a Michigan corporation.

                               TABLE OF CONTENTS

Section                                                                                                  Page
- - - -------                                                                                                  ----
1.   PURCHASE AND SALE OF STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      1.1    Agreement to Purchase and Sell Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      1.2    Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      1.3    Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
             1.3.1     Payments at Closing by Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . .  2
             1.3.2     Reduction of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.4    The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

2.    REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

      2.1    Representation and Warranties of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
             2.1.1     Organization and Qualification   . . . . . . . . . . . . . . . . . . . . . . . . .  5
             2.1.2     Authority Relative to This Agreement   . . . . . . . . . . . . . . . . . . . . . .  6
             2.1.3     Consents and Approvals; No Violation   . . . . . . . . . . . . . . . . . . . . . .  6
             2.1.4     Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
             2.1.5     Title to Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
             2.1.6     Rights to Acquire Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
             2.1.7     Real and Personal Property   . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
             2.1.8     Miscellaneous Items Relating to Assets   . . . . . . . . . . . . . . . . . . . . . 11
             2.1.9     Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
             2.1.10    Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
             2.1.11    Accounts and Notes Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . 13
             2.1.12    Absence of Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . 14
             2.1.13    Absence of Certain Changes or Events   . . . . . . . . . . . . . . . . . . . . . . 14
             2.1.14    Certain Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
             2.1.15    Patents, Trademarks and Similar Rights   . . . . . . . . . . . . . . . . . . . . . 18
             2.1.16    Licenses and Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
             2.1.17    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
             2.1.18    Insider and Inter-Company Transactions   . . . . . . . . . . . . . . . . . . . . . 21
             2.1.19    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
             2.1.20    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
             2.1.21    Environmental and Occupational Matters   . . . . . . . . . . . . . . . . . . . . . 23
             2.1.22    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
             2.1.23    Legal Proceedings, Etc. and Compliance   . . . . . . . . . . . . . . . . . . . . . 28
             2.1.24    Illegal Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
             2.1.25    Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

      2.2    Representations and Warranties of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . 30
             2.2.1     Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
             2.2.2     Authority Relative to This Agreement   . . . . . . . . . . . . . . . . . . . . . . 30
             2.2.3     No Violation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
             2.2.4     Financial Capacity and Financials  . . . . . . . . . . . . . . . . . . . . . . . . 31
             2.2.5     Investment Purpose   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
             2.2.6     Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

3.    COVENANTS OF SELLER AND BUYER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

      3.1    Covenants of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
             3.1.1     Delivery of Articles and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . 32
             3.1.2     Resignations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
             3.1.3     Termination of Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . 32
             3.1.4     Bank Account Authorization Cards   . . . . . . . . . . . . . . . . . . . . . . . . 32
             3.1.5     Title Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
             3.1.6     Consulting Confidentiality and Non-Competition   . . . . . . . . . . . . . . . . . 33
             3.1.7     Bank Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
             3.1.8     Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
      3.2    Covenant of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
             3.2.1     Collection of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

4.    CONDITIONS TO CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

      4.1    Conditions to Buyer's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
             4.1.1     Accuracy of  Representations and Warranties  . . . . . . . . . . . . . . . . . . . 33
             4.1.2     Compliance with Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
             4.1.3     Certificate of Seller and Officers   . . . . . . . . . . . . . . . . . . . . . . . 34
             4.1.4     Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
             4.1.5     Lenders' Consent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
             4.1.6     No Material Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
             4.1.7     No Material Casualty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
             4.1.8     Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
             4.1.9     No Material Change in Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . 35
             4.1.10    Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
             4.1.11    Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
      4.2    Conditions to Seller's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
             4.2.1     Accuracy of Buyer's Representations and Warranties   . . . . . . . . . . . . . . . 35
             4.2.2     Compliance with Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
             4.2.3     Certificate of Buyer's Officers  . . . . . . . . . . . . . . . . . . . . . . . . . 36
             4.2.4     Delivery of Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
             4.2.5     Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

5.    INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

      5.1    LVB's Seller's and Hughes' Indemnification of Buyer  . . . . . . . . . . . . . . . . . . . . 36
      5.2    Buyer's Indemnification of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
      5.3    Defense of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
      5.4    Survival of Indemnification and Other Remedies . . . . . . . . . . . . . . . . . . . . . . . 40
      5.5    Buyer's Right to Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

6.    MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

      6.1    Transfer and Other Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
      6.2    Finder's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
      6.3    Expense      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
      6.4    Survival of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
      6.5    Governing Law and Forum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
      6.6    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      6.7    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      6.8    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      6.9    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      6.10   Notices      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      6.11   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
      6.12   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
      6.13   Definition of "To the Best of Knowledge of
             LVB, Hughes and/or Seller" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, dated October 13, 1994 (the "Agreement") is made among Larizza Industries, Inc., an Ohio corporation or its appointed subsidiary ("Buyer"), Diane M. Buzzitta Trust, Philip F. Wood, Trustee (the "Trust"), Diane M. Buzzitta, Louis V. Buzzitta, Joseph T. Buzzitta and James V. Buzzitta (jointly and severally, "Seller"), LVB Industries, Inc., a Michigan corporation ("LVB") and Hughes Plastics, Inc., a Michigan corporation ("Hughes").

                                    RECITALS

         A. Seller is the sole owner of all of the issued and outstanding capital stock of LVB and LVB is the sole owner of all of the issued and outstanding capital stock of Hughes.

         B. Hughes owns or leases equipment and real estate and is a party to various contracts in connection with the businesses of designing, manufacturing and selling plastic interior trim parts in the automobile industry (the "Business").

         C. Seller desires to sell to Buyer, and Buyer desires to buy from Seller, all of the issued and outstanding shares of the capital stock of LVB on the terms and conditions set forth below.

         THEREFORE, the parties agree as follows:

1.       PURCHASE AND SALE OF STOCK

         1.1 Agreement to Purchase and Sell Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing, as defined in
Section 1.4, Buyer shall buy from Seller, and Seller shall sell and deliver to Buyer, 1,000 shares of common stock of LVB, constituting all of the issued and outstanding capital stock of LVB (the "Shares"). The certificates for the Shares shall, when so delivered by Seller, be duly endorsed for transfer to Buyer or have executed stock powers endorsed to Buyer attached to the Shares. If a subsidiary of Larizza is the Buyer, Larizza shall continue to be obligated to make the payments on the Promissory Notes (defined below). Such certificates for the Shares shall also be accompanied by any other documents that are necessary to transfer to Buyer, or to such subsidiary, good and marketable title to the Shares (other than liens and encumbrances placed on the Shares by Buyer), and shall also be accompanied by all of the stock books, stock ledgers, minute books and corporate seals of LVB and Hughes.

         1.2 Purchase Price. The purchase price for the Shares shall be $2,963,000, payable as provided in Section 1.3.

         1.3     Payment of Purchase Price.

                 1.3.1 Payments at Closing by Buyer. Upon the terms and subject to the conditions of this Agreement, Buyer shall make the following payments at the Closing:

                 (a) $1,263,000 shall be paid to Seller in immediately available funds to the persons and in the amounts as provided in
         Exhibit 1.3.1(a); and

                 (b) $1,200,000 by the delivery of the promissory note which is attached as Exhibit 1.3.1(b)(I) to this Agreement and $500,000 by the delivery of the promissory note which is attached as
         Exhibit 1.3.1(b)(II) to this Agreement (collectively, the "Promissory Notes"), subject to Buyer's offset rights as provided in Section 1.3.1(c) below. The Seller shall have the right to convert the principal of the Promissory Notes into the common stock of Buyer in accordance with the provisions contained in the Promissory Notes.

                 (c) Buyer has the right to offset against the Promissory Notes and the Consulting/Confidentiality and Non-Compete Agreement described in Section 5.5 ("Consulting Agreement") the amount of any claims asserted by Buyer against Seller pursuant to this Agreement or the Consulting Agreement, including, without limitation, pursuant to Section 5 of this Agreement. The offset remedy of Buyer is not exclusive, but is cumulative with all other remedies of Buyer against Seller, and this remedy does not in any way limit Seller's liability to Buyer under this Agreement. Buyer shall notify Seller of Buyer's exercise of its intention to offset (the "Claim"). If after receiving the Claim, the Seller disputes the validity or the amount of the Claim and so notifies Buyer in writing, the Buyer shall place such disputed offset amounts in escrow in Honigman Miller Schwartz and Cohn's ("HMS&C") client trust fund account. HMS&C shall retain the offset monies in escrow until written direction signed by Seller and Buyer or until otherwise directed by a final non-appealable judgment of a court deciding such a dispute. If Seller so offsets, then the Seller's obligations to make payments to Buyer under this Agreement or payments under the Consulting Agreement shall be discharged to the extent of the amount offset until final resolution of any dispute with respect to such offset. All of the parties to this Agreement hereby, jointly and severally, agree to indemnify, hold harmless and defend HMS&C from any type of liability, claim and/or damage which is related in any way to the escrow referred to in this Section 1.3.1(c) of this Agreement, except for HMS&C's bad faith, gross negligence or willful misconduct. The parties also agree that, notwithstanding its role as the escrow agent, HMS&C will be permitted to represent Buyer and/or any of Buyer's affiliates in any dispute with LVB, Seller or

         Hughes, including, without limitation, any dispute relating to the escrow funds or arrangement.

                 (d) Seller shall execute and deliver to Buyer an Irrevocable Durable Power of Attorney in the form attached as Exhibit 1.3.1(d), appointing Louis V. Buzzitta ("Agent") as Seller's attorney-in-fact to act on behalf of Seller with respect to: (i) receiving and distributing payments and/or securities under the Promissory Notes; (ii) giving Buyer notice of any dispute with respect to a Claim; (iii) directing HMS&C with respect to the distribution of any escrowed funds; (iv) entering into and performing any subordination or other agreement required by Buyer's Lenders; and (v) performance of any term or provision of this Agreement and related agreements on behalf of Seller. Buyer is authorized to rely on the direction of the Agent with respect to these matters and Seller shall indemnify Buyer from any claim or liability if Buyer so relies on the direction of the Agent.

                 1.3.2 Reduction of Purchase Price. If at the Closing Date, Hughes shareholder's equity, as determined by Buyer's accountants on a basis consistent with Hughes' past accounting practices ("Closing Date Equity"), is less than a negative $386,000 which is the negative equity reflected on the July 31, 1994 pro forma balance sheet attached as Exhibit
1.3.2 ("Pro Forma Equity"), but it is greater than a negative $557,000, the Purchase Price shall be reduced by 1/2 of the difference between the Pro Forma Equity and the Closing Date Equity. In addition to this Purchase Price reduction, to the extent that Closing Date Equity is less than a negative $557,000, then the Purchase Price will be further reduced by the entire amount of the difference between a negative $557,000 and the Closing Date Equity. Buyer shall effect these reductions in Purchase Price by reducing the principal amount of either or both of the Promissory Notes, in the exercise of its sole discretion.

         1.4 The Closing. The Closing under this Agreement shall be held at 10:00 a.m. at the offices of Honigman, Miller, Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226 on October 18, 1994, or such other day and time as Buyer and Seller shall mutually agree upon in writing. The consummation of the transactions contemplated by this Agreement at such place and time are sometimes referred to in this Agreement as the "Closing", and such date is sometimes referred to as the "Closing Date". At the Closing, Seller shall deliver the Shares pursuant to Section 1.1, Buyer shall pay the purchase price pursuant to Section 1.3, and Buyer and Seller shall comply with the applicable covenants and conditions to Closing set forth in Sections 3 and 4.

2.       REPRESENTATIONS AND WARRANTIES

         2.1 Representation and Warranties of Seller. Seller, LVB and Hughes, jointly and severally, hereby represent and warrant to Buyer the following as of the date of this Agreement and as of the Closing Date.

                 2.1.1      Organization and Qualification.

                 (a) LVB and Hughes are each corporations duly organized, validly existing and in good standing under the laws of the state of Michigan. Seller, LVB and Hughes have all requisite power and authority to own, lease, and operate their respective properties and to carry on their respective business as now being conducted. LVB and Hughes are duly qualified and are in good standing to do business in each jurisdiction in which the nature or conduct of their respective businesses makes such qualification a legal requirement. No other jurisdiction in which LVB and Hughes has not qualified to do business or obtained similar authorization has claimed that either is required to be qualified or otherwise authorized to do business in such jurisdiction. The attached Exhibit 2.1.1(a)(I)lists, with respect to the LVB and Hughes, all the jurisdictions in which either is qualified to do business. The Trust is in full force and effect in accordance with the terms of the Trust Agreement attached as Exhibit 2.1.1(a)(II) which is a true and complete copy of the Trust Agreement.

                 (b) Neither LVB or Hughes have any other parent, subsidiary or affiliated entities.

                 2.1.2 Authority Relative to This Agreement. Seller, LVB and Hughes have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. No other action on the part of Seller, LVB or Hughes or any other individual, person or entity is necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Seller, LVB and Hughes and constitutes a valid and binding agreement of Seller, LVB and Hughes enforceable against Seller, LVB and Hughes in accordance with its terms, except as it may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights. Diane M. Buzzitta hereby consents to the Trustee of the Trust entering into and performing this Agreement and the related agreements.

                 2.1.3 Consents and Approvals; No Violation. Except as set forth in the attached Exhibit 2.1.3, neither the execution and delivery by Seller, LVB or Hughes of this

Agreement nor the consummation by Seller, LVB or Hughes of the transactions contemplated by this Agreement, (a) will require any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity; (b) will conflict with or breach any provision of the respective Articles of Incorporation of bylaws of LVB or Hughes; (c) will violate or breach any provision of, constitute a default under, result in the creation of any lien or security interest under, or result in the termination of, any of the terms or conditions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, registration or other authorization, lease, contract, agreement or other instrument, commitment or obligation to which the Seller, LVB or Hughes is a party, or by which any of them or any of their respective properties or assets may be bound; (d) violate any order, writ, injunction, decree, judgment, or arbitration award, or any statute, rule, regulation or ruling of any court or governmental authority, United States or foreign, applicable to Seller, LVB or Hughes or to any of their respective properties or assets; or (e) require any governmental or regulatory authority to conduct any examination, inspection or audit of Seller, LVB or Hughes.

                 2.1.4      Capitalization.

                 (a) The authorized capital stock and the outstanding capital stock of LVB and Hughes is as listed on the attached Exhibit 2.1.4(a)(I). The shareholders and their respective interests in LVB are listed on Exhibit 2.1.4(a)(II). All of the shares of LVB and Hughes have identical rights, benefits, and attributes, and the transfer of the Shares contemplated by this Agreement will effectively transfer full and complete ownership and full and complete control of LVB and Hughes to Buyer, including, without limitation, the power to elect each and every member of the Board of Directors of LVB and

         Hughes, the power to conduct every aspect of LVB's and Hughes' businesses, and the power to make and implement all corporate decisions, major or minor, including, without limitation, decisions concerning sales of assets, mergers and dissolution, without restriction or qualification.

                 (c) All of the outstanding shares of LVB's and Hughes' common stock are validly issued, fully paid, nonassessable, and free of exercisable preemptive rights. Neither Seller, LVB nor Hughes is obligated or has committed to purchase, redeem or otherwise acquire any such shares.

                 2.1.5 Title to Stock. On the date of the Closing, Seller shall have, and upon consummation of the transactions contemplated by this Agreement Buyer will acquire, good and marketable title to all of the Shares, free and clear of all pledges, warrants, calls, commitments, subscriptions, agreements, voting trusts or agreements, proxies, unpaid taxes, claims and options of whatever nature, other than encumbrances placed on the Shares caused by the Buyer ("Encumbrances").

                 2.1.6 Rights to Acquire Stock. There is no oral or written subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement relating to the issuance, sale, delivery, or transfer by Seller, LVB or Hughes of the capital stock of LVB or Hughes, including any rights of conversion or exchange under any outstanding security or any other instruments.

                 2.1.7      Real and Personal Property.

                 (a) The attached Exhibit 2.1.7(a) is a complete and accurate list of all real property owned or leased by LVB or Hughes or used in connection with the operation of LVB or Hughes, with a complete and accurate legal description of each parcel of real property.

                 (b) The attached Exhibits 2.1.7(b)(I) and 2.1.7(b)(II) are complete and accurate lists of all leases of real and personal property, respectively to which LVB or Hughes is a party. Each such lease, including, without limitation, each lease with related parties, is in good standing and is in full force and effect in accordance with its terms, and there is no default under any such lease nor do any facts exist that with the giving of notice or the passage of time would give rise to a default under any such lease by LVB or Hughes, or by any other party to the lease. True copies of all such leases of real property, including all modifications and amendments, and true copies of all such personal property leases, including all modifications and amendments, have been supplied to Buyer by Seller. LVB and Hughes has fully paid and fully performed all of its obligations and duties under all such leases which arise from, are on account of, or related to, in any part, facts or events that occurred prior to the Closing. There are no taxes, assessments or other costs, expenses or charges which are due or paid in arrears relating to the real or personal property leases.

                 (c) With respect to the real property listed on Exhibit 2.1.7(a) and to all other real property owned, leased or used by LVB or Hughes or in connection with the Business (the "Real Property");

                            (i) the use of the Real Property by LVB or Hughes does not violate any applicable zoning, building or use statutes, rules, ordinances or regulations of any federal, state, county or local entity, authority or agency, and Exhibit

                 2.1.7(c)(I) lists all such violations that were outstanding at any time during the five-year period prior to this Agreement. Neither Seller, LVB nor Hughes received any notice of, nor has Seller, LVB or Hughes any knowledge of or information as to, any existing or threatened condemnation or other legal action of any kind involving the Real Property which may affect the value or use of the Real Property. The Real Property is free and clear of any violations of any building, safety and health ordinances, statutes or regulations;

                            (ii) there are no contracts, leases or agreements in effect with respect to the Real Property of any kind or nature whatsoever, whether or not of record, except for the items listed on the attached Exhibit 2.1.7(b)(I);


                            (iii) there are no building, use or deed
                 restrictions relating to the current use of the Real Property. There is no threatened earth subsidence, earth movement or infestation affecting the Real Property or any buildings or improvements located on the Real Property and there are no latent or patent structural defects on or in any buildings or improvements located on the Real Property. There is a dedicated road or right-of-way to each parcel of Real Property;

                            (iv) there are no unrecorded easements relating to the Real Property nor any special assessments or proposed special assessments relating to the Real Property; no federal, state or local taxing authority has asserted any tax deficiency, lien or assessment against the Real Property which has not been paid;

                 and there are no third parties in possession or claiming rights to possession of the Real Property; and

                            (v) there are no recorded easements which are inconsistent with LVB or Hughes present use of the Real Property and there are no outstanding accounts payable or choate or inchoate mechanics' liens or rights to claim a mechanics' lien in favor of any contractor, materialman or laborer or any other person or entity in connection with any portion of the Real Property and for which the underlying debt is unpaid, except for those that will be paid in the ordinary course of business; there has not been any work performed or materials supplied to the Real Property in the last 90 days which could give rise to the filing of such liens against the Real Property and for which the underlying debt is overdue.

                 2.1.8      Miscellaneous Items Relating to Assets.

                 (a) The attached Exhibit 2.1.8(a) is a complete and accurate list of all of the furniture, fixtures, equipment, plants, structures and other personal property owned by LVB or Hughes and currently being depreciated by LVB or Hughes for purposes of their Financial Statements or Interim Statements (as defined in Section 2.1.9).


                 (b) Hughes has, and after giving effect to the transactions contemplated by this Agreement, will have, good and marketable title to, all tangible assets used by it in the operation of the Business, free and clear of all liens, encumbrances, security interests, mortgages, claims, demands, rights and equities of any nature whatsoever;

                 (c) There are no defects or damage with respect to the Hughes plants, structures, fixtures and equipment being used in the Business except for normal maintenance, repair and replacement and they are in reasonably good operating condition and repair. There is no violation, and no existing event or circumstance that with the passage of time or the giving of notice would give rise to a violation, of any building, zoning or other law, ordinance, rule or regulation (federal, state or local) in respect to such property, plants or structures.

                 2.1.9      Financial Statements.

                 (a) The attached Exhibit 2.1.9(a) is a copy of the reviewed balance sheet of LVB and Hughes as at October 31, 1993 and the related reviewed statements of income, retained earnings and cash flows for the fiscal year then ended, in each case, including the Notes to such financial statements. These financial statements (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles on a basis consistent with such statements for prior periods and with such footnotes as are necessary to comply with generally accepted accounting principles.
         The balance sheet included in the Financial Statements fairly presents, as of that date the financial condition and assets and liabilities of LVB and Hughes, and the related statements of income, retained earnings and cash flows included in the Financial Statements fairly present the results of operations of LVB and Hughes for the fiscal year then ended. The Financial Statements contain proper accruals of all liabilities of Hughes and such other adjustments which are necessary to fairly present the financial condition and assets and liabilities of the LVB and Hughes.

                 (b) The attached Exhibit 2.1.9(b) is a copy of the balance sheet of LVB and Hughes as at September 30, 1994 and the related statement of income for the 11 months then ended (the "Interim Statements"). The balance sheet included in the Interim Statements fairly presents, as of its date, the financial condition and assets and liabilities of LVB and Hughes and the related statement of income included in the Interim Statements fairly presents the results of operations of LVB and Hughes for the 11 months then ended. The Interim Statements contain all proper accruals of all liabilities of LVB and Hughes and such other adjustments which are necessary to fairly present the financial condition and assets and liabilities of LVB and Hughes.

                 2.1.10 Inventories. Since September 30, 1994, LVB and Hughes have not acquired new inventory other than in the ordinary course of business. All items of said inventory are the property of Hughes, except for sales made in the ordinary course of business since September 30, 1994 and for each of these sales either the purchaser has made full payment or its liability to make payment is reflected on the books of LVB and Hughes, whatever the case may be.

                 2.1.11     Accounts and Notes Receivable.

                 (a) The attached Exhibit 2.1.11(a) lists all of the accounts and notes receivable of LVB and Hughes as of September 30, 1994. Except as otherwise noted onExhibit 2.1.11(a), all of such accounts and notes receivable as well as all accounts and notes receivable booked by LVB and Hughes in the ordinary course of business subsequent to September 30, 1994 and on or before the Closing Date are
         (a) valid and genuine; (b) subject to no defenses, set-offs, or counterclaims; (c) current and collectible; and (d) shall be paid in full.

                 2.1.12     Absence of Undisclosed Liabilities.

                 (a) Neither LVB nor Hughes has pledged or granted a security interest in any of its assets, or has any liabilities, commitments, obligations, loans or indebtedness, whether as primary obligor or guarantor or otherwise, and whether accrued, absolute, contingent, or otherwise, and whether due or to become due, other than those reflected on the Interim Statements and routine accounts payable incurred in the normal course of business after September 30, 1994 and up to the Closing ("Liability"). LVB and Hughes have booked as payables all obligations incurred by them in accordance with their ordinary practices.

                 (b) Except for the guaranty disclosed on Exhibit 2.1.12(b) which shall be fully discharged and released prior to the Closing, neither LVB nor Hughes has any power of attorney outstanding or any obligations or liabilities as guarantor, surety, co- signor, endorser, co-maker, indemnitor or otherwise in respect to the obligations of any person, corporation, partnership, joint venture, association, organization or other entity.

                 (c) There are no other bank accounts or safe deposit boxes of LVB or Hughes, except as reflected on Exhibit 2.1.12(c) which sets forth the names and locations of all such banks, and the names of all persons authorized to draw on or have access to such accounts or boxes.

                 2.1.13 Absence of Certain Changes or Events. Except as set forth in the attached Exhibit 2.1.13, since July 31, 1994 there has not been:

                 (a) any material adverse change in the business, prospects, operations, properties, assets, liabilities, earnings, or condition (financial or otherwise), of LVB or Hughes or any failure by LVB or Hughes to pay its debt when due;

                 (b) any event or condition of any character which either individually or in the aggregate, might reasonably be expected materially and adversely to affect the business, prospects, operations, properties, assets, liabilities, earnings or condition (financial or otherwise), of LVB or Hughes;

                 (c) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, prospects, operation, properties, assets, liabilities, earnings, or condition (financial or otherwise), of LVB or Hughes;

                 (d) Any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property, or any combination of the foregoing) with respect to the capital stock of LVB or Hughes;

                 (e) Any significant increase in the compensation outside the ordinary course of business payable or to become payable by LVB or Hughes or other arrangements to, for or with any officers, directors, or employees;

                 (f) Any entry into any agreement, commitment, or material transaction by LVB or Hughes, including, without limitation, any acquisition or disposition of assets or stock by LVB or Hughes not in the ordinary course of business;

                 (g) Any provision for markdowns or shrinkage by LVB or Hughes with respect to inventories other than in the ordinary course of business and consistent with past practice;

                 (h) Any notes or accounts receivable or portions of notes or accounts receivable written off by LVB or Hughes as uncollectible, other than as reflected on the Interim Financial Statements;

                 (i) Any lien or encumbrance discharged or any obligation or liability paid (whether absolute, accrued, contingent or otherwise) by LVB or Hughes other than current liabilities shown on the Financial Statements or the Interim Statements and current liabilities incurred since their date;

                 (j) Any properties or assets, real, personal or mixed, tangible or intangible, of LVB or Hughes mortgaged, pledged or subjected to any lien or encumbrance;

                 (k) Any shortage of raw materials or supplies experienced by LVB or Hughes;

                 (l) Any change by the LVB or Hughes in accounting methods, principles or practices except as required by a change in generally accepted accounting principles; or

                 (m) Any agreement or understanding to do any of the foregoing by LVB or Hughes.

                 2.1.14 Certain Contracts. Except as set forth in the attached Exhibit 2.1.14, LVB or Hughes is not a party to, or has any liabilities or obligations in connection with, whether or not the subject contract is currently in effect, any oral or written, express or implied:

                 (a) Employment or consulting agreement, or pension, disability, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, policy, agreement, or arrangement. With respect to Benefit Plans (as defined in Exhibit 2.1.14(a)), the representations and warranties made in Exhibit 2.1.14(a) are true and accurate in all respects;

                 (b) Collective bargaining or union contract or agreement;

                 (c) Indenture, mortgage, note, installment obligation, arrangement, agreement or other instrument relating to the borrowing or money or the guarantee of any obligation for the borrowing of money, except with respect to the National Bank of Detroit loan which shall be discharged at Closing;

                 (d) Agreement, contract or other commitment that would limit the freedom of LVB or Hughes to compete in any line of business or with any person or in any geographical area or otherwise to conduct its business as presently conducted and proposed to be conducted;

                 (e) Contract or agreement for the future sale or acquisition, lease or purchase by LVB or Hughes of materials, products, services or supplies, which is not in the ordinary course of business or which is in excess of $50,000 in the aggregate or which continues for a term of more than six months, or an exclusive contract or agreement which continues for a term of more than six months;

                 (f) License agreement, including any agreement with respect to LVB or Hughes rights, trade secrets or technology;

                 (g) Contract or commitment for the acquisition, construction, purchase or sale of fixed assets;

                 (h) Contract or commitment upon which the Business is substantially dependent;

                 (i) Contract or agreement, the performance of which will result in a loss or net expense to LVB or Hughes in excess of $10,000;

                 (j) Any order, decree, or judgment, whether entered by consent, stipulation, or otherwise, before, or in connection with, any court, administrative agency, or governmental authority (federal, state or local);

                 (k) Any contract, commitment, arrangement or relationship which is violative of any federal, state or local statute, law, rule, regulation or ordinance, including, without limitation, any such matter that would restrain trade or restrict competition; and

                 (l) Any other material contract, commitment or agreement whether or not made in the ordinary course of business.

         The contracts set forth on Exhibit 2.1.14 are valid and binding on LVB and Hughes and on any other contracting party and there are no defaults or events that with the giving of notice of the lapse of time could become a default by LVB or Hughes or by any other contracting party.

                 2.1.15     Patents, Trademarks and Similar Rights.

                 (a) Except as identified on Exhibit 2.1.15(a), neither LVB nor Hughes owns or has any rights, liabilities or obligations with respect to any patents, trademarks, service marks, trade names or copyrights or to any secret or proprietary licenses, processes, designs, formulas, computer programs, inventions, proprietary manufacturing or mining techniques, technology, research and development, and know-how ("Intangibles") and there are none of these items which are necessary for the business of LVB or Hughes as presently conducted. Hughes is the sole owner or licensee of all of the Intangibles free from any restriction, right, encumbrance or other burden.

                 (b) The attached Exhibit 2.1.15(b) contains a complete and accurate list or description of all contracts pursuant to which LVB or Hughes has authorized any person to use or pursuant to which any person has the right to use any of the Intangibles owned by LVB or Hughes and all contracts pursuant to which LVB or Hughes is authorized by any person to use any of the Intangibles not owned by LVB or Hughes. Failure to renew, cancellation or termination of any of the contracts by which LVB or Hughes is authorized to use any of the Intangibles or another party would not adversely affect the business of LVB or Hughes.

                 (c)        Except as set forth in the attached Exhibit
         2.1.15(c):

                            (i) No product, license, patent, process, method, substance, part or other material presently being sold or employed or contemplated to be sold or employed by LVB, Hughes or Seller infringes on any rights owned or held by any other person;

                            (ii) There is no pending or threatened claim or litigation against LVB, Hughes or Seller contesting the right of LVB, Hughes or Seller to sell or use any such product, license, patent, process, method, substance, part or other material;

                            (iii) No product, license, patent, process, method,
                 substance, part or other material presently being sold or proposed to be sold or employed by any person infringes on or may infringe on any rights of LVB or Hughes, nor is there pending or proposed, any patent, formulation, invention, device, application, or principle or any statute, law, rule, regulation, standard, or code, that would adversely affect any product, process, method, substance, part or other material presently being sold or proposed to be sold or employed by LVB or Hughes; and

                            (iv) No default has occurred, or will be caused by the transaction contemplated by this Agreement, in any contract which authorizes LVB or Hughes to use any of the Intangibles owned by another party.

                 2.1.16     Licenses and Permits.

                 (a) The attached Exhibit 2.1.16(a) is a complete and accurate list of all licenses, permits, registrations and other authorizations (and all applications therefor) of federal, state, county or local governmental, regulatory or administrative agencies or authorities held by, necessary to, required by or used by LVB or Hughes in the conduct of its businesses, including, without limitation, all environmental, licenses, permits, registrations and other authorizations.

                 (b) No revocation, withdrawal or inability to renew any of such licenses, permits, registrations and other authorizations is pending or threatened.

                 (c) LVB and Hughes has obtained all necessary consents in connection with all such licenses, permits, registrations and authorizations relating to the sale of the Shares. All of such licenses, permits, registrations and authorizations shall be in full force and effect on and after the Closing.

                 2.1.17     Suppliers.

                 (a) A complete and accurate list and description of all suppliers of products or services to LVB or Hughes aggregating more than $25,000 annually during either of the last two (2) calendar years is set forth in the attached Exhibit 2.1.17(a).

                 (b) The names of any sole source suppliers of goods or services to LVB or Hughes, with respect to which practical alternative sources of supply are not available on comparable terms and conditions, are listed in the attached Exhibit 2.1.17(b).

                 (c) To the best of Seller's and LVB's knowledge, the consummation of the transactions contemplated by this Agreement will not result in the loss to Hughes of any of its suppliers or customers, and there are no pending or threatened developments with respect to any of Hughes' its suppliers or customers which would have a material adverse effect on the business.

         2.1.18  Insider and Inter-Company Transactions.

                 (a) A complete and accurate list and brief description of all contracts or other transactions involving LVB, Hughes or Seller with respect to which any officer, director, employee or shareholder of either of them or any person related to any of the foregoing by blood or marriage is a party, or is in any other way involved, or has any obligations or liabilities with, is set forth in the attached Exhibit 2.1.18(a).

                 (b) Except as disclosed on Exhibit 2.1.18(b), neither LVB nor Hughes is indebted to any shareholder, director, officer, employee or agent of LVB, Hughes or Seller, except for amounts due as normal salary, wages, commissions, or reimbursements of ordinary business expenses, and no shareholder, director, officer, employee, or agent of LVB, Hughes or Seller is indebted to Hughes a Seller.

                 2.1.19     Tax Matters.

                 (a) LVB and Hughes, each partnership, joint venture in which either is a member or participates in, have duly filed all tax or tax information returns with respect to any taxes which either is required to have filed on or at any time prior to the Closing Date, including, without limitation, income tax returns for fiscal 1993 and prior fiscal years and sales and other periodic tax returns required to be filed on or at any time prior to the Closing Date. All such tax or tax information returns are, or will be when filed, true and correct in all material respects. LVB and Hughes have duly paid all taxes (including, without limitation, estimated taxes, penalties, interest and additions to taxes), due and payable (or claimed to be due and payable by any federal, state, county, local, foreign or other taxing authority) and has properly accrued its tax liabilities in the Financial Statements and the Interim Statements.

                 (b) Except as disclosed in Exhibit 2.1.19, LVB's and Hughes' federal income tax returns have not been audited in the past ten years. All federal and state income tax deficiencies proposed as a result of any audits or examinations of LVB and Hughes have been paid, reserved against or settled. Neither LVB or Hughes have given or been requested to give waivers of any statutes of limitations relating to the payment of taxes.

                 (c) All taxes which LVB or Hughes is required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been or are being paid over to the proper governmental authorities on a timely basis.

         2.1.20 Labor Matters. Except as disclosed in Exhibit 2.1.20, there are no unfair labor practice, equal employment opportunity or wage and hour complaints against LVB or Hughes pending before the National Labor Relations Board or any other governmental or regulatory board or agency performing similar functions. There is no proceeding with respect to the LVB or Hughes actually pending or threatened before the National Labor Relations Board or any other governmental or regulatory board or agency performing similar functions. There is no labor strike, dispute, slowdown, or stoppage, actually pending with respect to LVB or Hughes or threatened against or involving LVB, Hughes or Seller. There is no pending representation question or organizational activities concerning the employees of LVB, Hughes or Seller.

                 2.1.21     Environmental and Occupational Matters.

                 (a) All federal, state and local permits, licenses and authorizations required for, or used in, the construction, use and operation of the Real Property and all other property, both real and personal, including, but not limited to, furniture, fixtures, equipment and plants, (all of which real and personal property shall hereafter be referred to as "RAP Property") have been obtained and are presently valid and in full force and effect. A list of all such permits, licenses and authorizations is attached hereto as Exhibit 2.l.21(a). LVB and Hughes shall cooperate fully with Buyer in order to transfer such permits, licenses or authorizations, or in order to obtain new ones, for the construction, use and operation of the RAP Property and shall cooperate fully with Buyer in preparing and executing any and all documents necessary to obtain any of such permits, licenses or authorizations. Buyer shall have all such permits, licenses and authorization as of the Closing Date. No other permits, licenses or authorizations are necessary, or required for the construction, use and operation of the RAP Property or any other aspect of the conduct of LVB's and Hughes' businesses;

                 (b) None of LVB's, Hughes' or Seller's RAP property or, to the best of LVB's, Hughes' or Seller's knowledge, any property of their predecessors has been used to handle, treat, store or dispose of any chemical, hazardous or toxic waste or substance and Hughes' and/or Seller's RAP Property or, to the best of Seller's knowledge, any real property of the predecessors or any adjacent or adjoining real property, including, but not limited to, air, atmosphere, all soils, groundwaters and surface waters located on, in, over or under either Real Property or real property, is not contaminated (or ever has been contaminated) with any chemical, hazardous or toxic waste or substance or other substances or pollutants which contamination may give rise to any obligation under any federal, state or local law, rule, regulations or ordinance, including, but not limited to, the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section Section 9601 et seq and the common law. Further, no real or personal property or air or atmosphere of any sort or description, wherever situated, has, by reason of the handling, storage, transportation, treatment, disposal or emission of any chemical, hazardous or toxic, waste or material or other substance or pollutant by LVB, Hughes or Seller (their employees, agents or contractors) been contaminated or adversely affected with or by such wastes, substances, materials or other substances or pollutants which contamination or adverse effect has or may give rise to any liability or expense under or by reason of any federal, state or local law, rule, regulation or ordinance, the common law or any claim;

                 (c) All tanks which, when considered with all associated piping, are located either wholly or partially below the surface of the ground and without regard to whether they are in contact with soil, within a building or containment structure or otherwise (all such tanks being hereafter referred to as "Underground Tanks") located in, on or under LVB's, Hughes' or Seller's Real Property are identified on Exhibit 2.1.21(c). All Underground Tanks are in a state of good condition and repair and have not leaked nor are they presently leaking any of the contents which they have held or presently hold. All Underground Tanks have been identified, registered, located, constructed, operated and maintained as required by any applicable federal, state or local law, rule, regulation or ordinance;

                 (d) There are no outstanding violations of or any consent decrees pending or entered against LVB, Hughes or Seller, regarding environmental, occupational (meaning worker- or work-place-related), safety or land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes, or noise;

                 (e) There are no claimed, or, to the best of Seller's knowledge, threatened violations affecting LVB, Hughes or Seller or, to the best of Seller's knowledge, their predecessors or their properties with respect to any federal, state or local environmental, occupational or safety law, rule, regulation, ordinance, permit, license or authorization, and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental, occupational or safety laws, rules, regulations, ordinances, permits, licenses or authorizations. There are no facts which could support any claims, allegations or threats or any claims of environmental or occupational harm or damage caused by or attributable to, in whole or in part, the ownership or occupancy of the RAP Property or any of LVB's, Hughes' or Seller's activities or businesses. Further, and without limiting the foregoing, to the best of Seller's knowledge, no adjacent or adjoining property owner or user has been, claimed against as a result of, alleged to have been in violation of, or threatened with a violation of, any federal, state or local environmental law, rule, regulation, ordinance, permit, license or authorization and is not involved in any discussions with any federal, state or local governmental agency regarding any of the same;

                 (f) All operations conducted on, in, over or under LVB's, Hughes' or Seller's Real Property, whether by LVB, Hughes or Seller or, to the best of Seller's knowledge, their predecessors or others, have been and are in compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control, including, but not limited to, occupational and safety related matters;

                 (g) There are no pending threatened claims, lawsuits or administrative proceedings against LVB, Hughes, Seller or, to the best of Seller's knowledge, their predecessors regarding environmental, occupational or safety compliance, control or liability and no facts which could give rise to any such claim, lawsuit or administrative proceeding; and

                 (h) To the best of Seller's knowledge, there has been no environmental damage or any past or present threat of any damage to LVB's, Hughes' or Seller's air, water or property.

                 2.1.22 Insurance. The attached Exhibit 2.1.22 is an accurate and complete list of all policies of liability (including environmental impairment liability), fire, workers' compensation, and other forms of insurance (including self-insurance) owned or held by, or relating to LVB or Hughes specifying any notice or other information possessed by LVB or Hughes or Seller, regarding possible claims under, or cancellation of, or premium increases relating to, such policies. All such policies are valid and enforceable and in full force and effect, with current premiums and any other obligations under such insurance paid, are underwritten by unaffiliated, and financially sound and reputable insurers, are sufficient for all applicable requirements of law, and provide insurance, including, without limitation, liability and products liability insurance, in such amount and against such risks as in the reasonable judgment of LVB, Hughes and Seller is sufficient to protect their properties, assets, businesses and operations. All such policies will remain in full force and effect through their respective expiration dates and will not in any way be affected by, or terminated or lapse by reason of, the transactions contemplated by this Agreement unless Buyer modifies or terminates them. There are no retrospective or retroactive premiums in connection with the insurance policies.

                 2.1.23     Legal Proceedings, Etc. and Compliance

                 (a) Except as set forth in the attached Exhibit 2.1.23(a), there are no legal, administrative, arbitration or other claims, actions or proceedings or governmental investigations, including, without limitation, antitrust, personal injury, patent infringement or property damage actions, pending or threatened against, or brought on behalf of, or affecting LVB, Hughes or Seller or any injunctions or decrees currently in effect and involving or affecting LVB, Hughes or Seller.

                 (b) LVB, Hughes is not being owned, leased or operated, in violation of any order, decree, judgment, law, statute, ordinance, rule, regulation, policy or guideline of any court, administrative agency or governmental authority, federal, state or local.

                 (c) Except for those noted on the attached Exhibit 2.1.23(c), there have been no official citations or notices of violations received or threatened from any court, administrative agency or governmental authority which relate to any aspect of the respective businesses conducted by LVB, Hughes or Seller including, but not limited to, any such notices or citations from the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the Department of Justice, the Federal Trade Commission, or from any environmental protection agency or similar authority or agency (federal, state or local).

                 (d) There are no legal, administrative, arbitration or other actions or proceedings or governmental investigations, by or on behalf of any individual or any federal, state or local agency or authority sending or threatened against LVB, Hughes or Seller relating to any federal, state, or local antitrust or trade regulation laws, rules or regulations, including, without limitation, those relating to restraints of trade or competition; unfair trade practices; contracts, arrangements, relationships or conspiracies in restraints of trade; price fixing; price discrimination, boycotts; or tying arrangements.

                 2.1.24 Illegal Payments. Neither LVB, Hughes or Seller, nor any director, officer, agent, employee, shareholder or other person associated with or acting on behalf of any of LVB, Hughes or Seller have, directly or indirectly, (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (e) made any false or fictitious entry on the books or records of LVB, Hughes or Seller, (f) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or (g) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

                 2.1.25 Disclosure. No representation or warranty by LVB, Hughes or Seller in this Agreement and no statement contained in any document (including, without limitation, the Financial Statements and Exhibits to this Agreement), certificate or other writing furnished by any of them pursuant to the provisions of this Agreement misrepresents any material fact or omits any material fact necessary to make the statements made in this Agreement not misleading, which misrepresentation or omission has an adverse effect on LVB, Hughes, Seller or their respective businesses or assets.

         2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller the following as of the date of this Agreement and as of the Closing Date:

                 2.2.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio.

                 2.2.2 Authority Relative to This Agreement. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized and approved by the Board of Directors of Buyer, and no other corporate proceeding on the part of Buyer is necessary to authorize this Agreement or the consummation of transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except as it may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights.

                 2.2.3 No Violation. Neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated by this Agreement, (a) will require any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity except for Buyer's Board of Directors or Lenders, (b) will conflict with, or breach any provision of, the Articles of Incorporation or bylaws of Buyer, (c) will violate or breach any provision of, constitute a default under, result in the creation of any lien or security interest under, or result in the termination of, any of the terms or conditions of any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, registration or other authorization, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which it or any of its properties or assets may be bound, which would have a material adverse financial effect on Buyer, or (d) violate any order, writ, injunction, decree, judgment, arbitration award, or any statute, rule, regulation or ruling of any court or governmental authority, United States or foreign, applicable to Buyer or to any of its respective properties or assets, which requirement, conflict or violation would have a material adverse affect on Buyer's ability to consummate the transactions contemplated by this Agreement.

                 2.2.4 Financial Capacity and Financials. Buyer has the financial capability and has adequate net worth to undertake to pay and to pay the purchase price set forth in Section 1.2.

                 2.2.5 Investment Purpose. Buyer is a sophisticated investor and is purchasing the Shares for investment and not with a view to, or for, sale in connection with any distribution of the Shares.

                 2.2.6 Disclosure. No representation or warranty by Buyer in this Agreement and no statement contained in any document, certificate or other writing furnished by it pursuant to the provisions of this Agreement misrepresents any material fact or omits any material fact necessary to make the statements made in this Agreement not misleading, which misrepresentation or omission has an adverse effect on the Parent, and of the Subsidiaries or their respective businesses or assets.

3.       COVENANTS OF SELLER AND BUYER.

         3.1     Covenants of Seller.

                 3.1.1 Delivery of Articles and Bylaws. Seller shall deliver LVB's and Hughes' Articles, bylaws, minute books and stock transfer records to Buyer upon Closing.

                 3.1.2 Resignations. Seller shall obtain the resignations of the current directors of LVB and Hughes from office in a form reasonably satisfactory to Buyer, and Seller shall deliver such resignations to counsel for Buyer at the Closing, which resignations shall be effective as of the Closing. At the written request of Buyer, Seller shall obtain the resignations of any officers of LVB and Hughes in a form reasonably satisfactory to Buyer, and Seller shall deliver such resignations to counsel for Buyer at the Closing, which resignations shall be effective as of the Closing.

                 3.1.3 Termination of Employment Agreements. On or prior to the Closing Date, Seller shall cause any employment contracts, agreements or arrangements listed in Exhibit 2.1.14, other than the collective bargaining agreement, to be terminated and released without cost, expense or contribution by evidence of such termination shall be delivered to Buyer at Closing.

                 3.1.4 Bank Account Authorization Cards. Prior to the Closing, Seller shall deliver to Buyer copies of all records, including all signature or authorization cards, pertaining to bank accounts and safe deposit boxes of LVB, Hughes and Seller shall cooperate with Buyer in effecting changes in the authorization cards.

                 3.1.5 Title Policies. On or prior to the Closing Date, Seller shall provide Buyer with the existing title policies and abstracts in respect of the parcels of Real Property.

                 3.1.6 Consulting, Confidentiality and Non-Competition. Seller shall obtain the execution by Louis V. Buzzitta of the Consulting Agreement in the form of the attached Exhibit 3.1.6, and Seller shall deliver it to Buyer at the Closing.

                 3.1.7 Bank Debt. Prior to the Closing, Seller shall notify Buyer of the precise amount of principal, interest and other charges which are required to be paid to fully discharge all indebtedness of LVB or Hughes to any financial institution.

                 3.1.8 Further Assurances. Seller, will promptly prepare, execute and deliver to Buyer such lists, instruments and documents and cooperate with Buyer in such other respects as Buyer may from time to time, before or after the closing reasonably request.

         3.2     Covenant of Buyer.

                 3.2.1 Collection of Receivables. Buyer shall cause Hughes to use reasonable collection efforts in connection with collecting the accounts and notes receivable incurred on or prior to the Closing Date. Buyer, the shall retain the right to determine what efforts are prudent and shall be undertaken in connection with the collection of such receivables, including, without limitation, which debtors, if any, to pursue in court to collect such receivables.

4.       CONDITIONS TO CLOSING

         4.1 Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing, provided that Buyer may waive the satisfaction of any such condition pursuant to a writing signed by Buyer;

                 4.1.1 Accuracy of Representations and Warranties. All representations and warranties made by LVB, Hughes and Seller in this Agreement, including, without limitation, the representations and warranties in Section 2.1, shall be true, accurate and correct at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, and Buyer shall not have discovered any error, misstatement or omission in the representations and warranties of LVB, Hughes and Seller, contained in this Agreement.

                 4.1.2 Compliance with Covenants. All actions, undertakings, covenants or agreements required to be performed by LVB, Hughes and Seller, prior to the closing, including, without limitation, the Covenants of Seller in Section 3.1, have been so performed or complied with in all respects on or prior to the Closing Date;

                 4.1.3 Certificate of Seller and Officers. Seller shall have delivered to Buyer a Certificate, dated as of the Closing Date, signed by LVB, Hughes and Seller certifying as to the fulfillment of the conditions specified in Sections 4.1.1 and 4.1.2;

                 4. 1.4     Consents.  LVB, Hughes and Seller shall have
obtained the approvals and consents to the transactions contemplated by this Agreement set forth on Exhibit 2.1.3.

                 4.1.5 Lender's Consent. Buyer shall have obtained its Lenders' consent satisfactory to permit it to acquire and to operate LVB and Hughes and which is otherwise on terms and conditions satisfactory to Buyer in the exercise of its sole discretion.

                 4.1.6 No Material Litigation. No action or proceeding shall have been instituted or threatened against LVB, Hughes or Seller, which adversely affects or may adversely affect the business, business prospects, or financial condition of LVB or Hughes and no action or proceeding shall have been instituted or threatened by any governmental instrumentality, agency, or other person before any court or governmental agency to restrain, prevent, or condition this Agreement or the consummation of the transactions contemplated by this Agreement, which, in the opinion of the Buyer makes it inadvisable to consummate such transactions.

                 4.1.7 No Material Casualty. There shall have been no material adverse loss, damage or casualty to LVB's or Hughes' assets between the date of this Agreement and the Closing Date;

                 4.1.8 Other Documents. LVB, Hughes and Seller shall have delivered the documents required to be delivered by Seller pursuant to this Agreement.

                 4.1.9 No Material Change in Exhibits. There shall have been no material adverse change in the information required to be contained in the Exhibits to this Agreement.

                 4.1.10 Lease. Louis V. and Catherine F. Buzzitta shall enter into a lease with Hughes of the manufacturing facility in which Hughes currently operates, which is satisfactory in all respects to Buyer.

                 4.1.11 Opinion of Counsel. On the Closing Date, Clary, Nantz, Wood, Hoffius, Rankin & Cooper as counsel to the LVB, Hughes and Seller, shall deliver to Buyer its opinion, dated the Closing Date and addressed to Buyer, substantially in the form of Exhibit 4.1.11 hereto.

         4.2 Conditions to Seller's Obligations. The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing, provided that Seller may waive the satisfaction of any such condition pursuant to a writing signed by Seller:

                 4.2.1 Accuracy of Buyer's Representations and Warranties. All representations and warranties made by Buyer in this Agreement, including without limitation, the representations and warranties in Section 2.2, shall be true, accurate and correct at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date;

                 4.2.2 Compliance with Covenants. All actions, undertakings, covenants, or agreements required to be performed by Buyer prior to the Closing, including, without limitation, the covenants of Buyer in
Section 3.2, shall have been performed or complied with on or prior to the Closing Date;

                 4.2.3 Certificate of Buyer's Officers. Buyer shall have delivered to Seller a Certificate, dated as of the Closing Date, signed by the Vice President of Buyer, certifying as to the fulfillment of the conditions specified in Sections 4.2.1 and 4.2.2;

                 4.2.4 Delivery of Other Documents. Buyer shall have delivered the documents required to be delivered by Buyer pursuant to this Agreement; and

                 4.2.5 Opinion of Counsel. On the Closing Date, Honigman, Miller, Schwartz and Cohn, as counsel for Buyer, shall deliver to Seller its opinion, dated the Closing Date and addressed to Seller, in the form of Exhibit
4.2.5 hereto.

5.       INDEMNIFICATION.

         5.1 LVB's, Seller's and Hughes' Indemnification of Buyer. Notwithstanding whether or not the Closing occurs, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer or any of Buyer's employees, representatives, agents, attorneys, accountants, lawyers, or consultants may have, LVB, Hughes (as to LVB and Hughes, only if the Closing does not occur) and Seller, jointly and severally, shall indemnify, defend and hold harmless Buyer, LVB and Hughes (as to LVB and Hughes only if the Closing occurs) and any of their subsidiaries or affiliates from and against any demand, claim, action or cause of action, damage liability, loss, claim, cost, debt, expense, obligation, public charge, lawsuit, contract, agreement, undertaking, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including, without limitation, interest, penalties, reasonable attorney's fees and other actual reasonable costs and expenses incident to this transaction or proceedings or investigations or the defense of any claim, whether or not litigation has commenced, and including, without limitation, any and all penalties, interest, or additional taxes, federal, state, or local found to be due from Buyer) ("Buyer's Damages") arising out of, resulting from, or relating to, and to pay Buyer, LVB and Hughes on demand the full amount of any sum which Buyer, LVB and/or Hughes or any of their subsidiaries or affiliates pays or become obligated to pay on account of,

                 (a) Any breach of any representation or warranty made by LVB, Hughes or Seller in this Agreement or in any of the documents executed in connection with this Agreement;

                 (b) Any failure of LVB, Hughes or Seller, duly to perform or observe any term, provision, covenant or agreement to be performed or observed by LVB, Hughes or Seller, pursuant to this Agreement or the Consulting Agreements or pursuant to any of the documents executed in connection with this Agreement;

                 (c) Any claim for warranty work or repairs or any claim for injury in connection with the work performed, in whole or in part, by LVB, Hughes or Seller prior to the Closing;

                 (d) Seller's failure to close this transaction as provided in this Agreement, which does not result from a failure of one or more of the conditions to Seller's obligations contained in
         Section 4.2 of this Agreement.

                 5.2 Buyer's Indemnification of Seller. Notwithstanding whether or not the Closing occurs, Buyer shall indemnify, defend and hold harmless Seller, LVB and Hughes (as to LVB and Hughes, only if the Closing does not occur) from and against any demand, claim, action or cause of action, damage liability, loss, claim cost, debt, expense, obligation, tax, assessment, public charge, lawsuit, contract, agreement, undertaking, deficiency of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including, without limitation, interest penalties, reasonable attorney's fees and other actual reasonable costs and expenses incident to this transaction to proceedings or investigations or the defense of any claim, whether or not litigation has commenced) ("Seller's Damages") arising out of, resulting from, or relating to, and to pay Seller on demand the full amount of any sum which Seller pays or becomes obligated to pay on account of:

                 (a) Any breach of any representation or warranty made by Buyer in this Agreement;

                 (b) Any failure of Buyer duly to perform or observe any term, provision, covenant or agreement to be performed or observed by Buyer pursuant to this Agreement; or

                 (c) Buyer's failure to close this transaction as provided in this Agreement, which does not result from a failure of one or more of the conditions to Buyer's obligations contained in
         Section 4.1 of this Agreement.

         5.3     Defense of Claims.

                 (a) If either party ("Indemnified Party") receives notice of, or discovers, any claim or the commencement of any action for which the other party ("Indemnitor") is or may be liable under this Section 5 ("Indemnified Claim"), the Indemnified Party shall promptly, and in any event within ten business days, notify the Indemnitor of such claim or action in writing and shall provide copies of any pleadings or other documents evidencing such Indemnified Claim. The Indemnitor shall be entitled to participate in the defense of any Indemnified Claim, and, if it so elects, to assume the defense of the Indemnified Claim, with counsel reasonably satisfactory to the Indemnified Party. After written notice from the Indemnitor to the Indemnified Party of such election to assume the defense, the Indemnitor shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of the Indemnified Claim, other than costs and expenses of the Indemnified Party incurred at the request of the Indemnitor. The assumption of the defense of any such Indemnified Claim shall not be deemed an admission by the Indemnitor that it is liable for any such Indemnified Claim. The Indemnitor may, at its election, settle or compromise any Indemnified Claim but the Indemnified Party shall not settle or compromise any Indemnified Claim without the prior consent of the Indemnitor, unless the Indemnitor shall have failed or refused to assist the Indemnified Party in the defense of such Indemnified Claim or shall unreasonably withhold its consent to a proposed settlement or compromise of such claim. The parties shall use their best efforts to agree on whether Buyer's Damages or Seller's Damages exist, and if so, the amount. Any amounts determined to be owed shall be paid within 30 days of such determination.

                 (b) The parties agree to reasonably cooperate with each other in the defense of claims under this Agreement.

                 (c) The parties shall not assert any Indemnified Claim until the aggregate of all such claims exceed $10,000 in which case all of such claims may be asserted, including the first $10,000.

         5.4 Survival of Indemnification and Other Remedies. This indemnification provision and the obligations of the parties pursuant to this indemnification provision shall survive the Closing and shall be binding upon, and fully enforceable against, Buyer, LVB, Seller and Hughes and each of their respective successors and assigns at all times for a period of five (5) years after the Closing Date. In addition to the indemnification provisions, Buyer, LVB, Seller, and Hughes shall have all other legal and equitable remedies provided by law for breach of this Agreement, including specific performance and consequential damages.

         5.5 Buyer's Right to Offset. Buyer shall have the right to offset any indemnification claims against Seller, or any of Seller's successors or assigns, against the Promissory Notes provided in Section 1.3.2(b) or against the payments under the Consulting Agreements. Such offset amounts shall be treated as if they were fully paid by Buyer to Seller or to the parties to the Consulting Agreements. Buyer shall place any disputed offset monies in escrow in accordance with the terms of this Stock Purchase Agreement. This offset remedy of Buyer is not exclusive but is cumulative with all other remedies of Buyer against Seller or the parties to the Consulting Agreements, and this remedy does not in any way limit their liability to Buyer under this Agreement.

6.       MISCELLANEOUS PROVISIONS.

         6.1 Transfer and Other Taxes. Any sales, use, stock transfer, excise or other taxes payable in connection with the sale of the Shares to Buyer and consummation of the transactions contemplated by the Agreement shall be paid by Seller, and evidence of the payment of such taxes shall be furnished to Buyer upon its request.

         6.2     Finder's Fee.   Buyer and Seller shall each pay or discharge
and shall indemnify and hold the other harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees incurred by any action taken by it.

         6.3 Expense. Any attorneys' fees or other expenses incurred by LVB or Seller in connection with the preparation, negotiation, performance or Closing of this Agreement or the exhibits to this Agreement or otherwise attributed to the sale of the Shares will be borne by Seller and not charged, directly or indirectly, to Hughes or LVB.

         6.4 Survival of Provisions. The representations, warranties, and covenants of Seller and Buyer contained in this Agreement shall survive for a period of five (5) years after the Closing, and each of them shall be binding upon Seller and Buyer at all times during this period.

         6.5 Governing Law and Forum. This Agreement shall be governed by the laws of the State of Michigan, (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies. Each of the parties consents to be subject to personal jurisdiction of the Courts of Michigan which shall be the sole and exclusive forum for the resolution of all disputes under this Agreement and its related documents.

         6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.7 Interpretation. The article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         6.8 Entire Agreement. This Agreement, including the exhibits, schedules, documents, certificates and instruments referred to in this Agreement, embodies the entire agreement and understanding of the parties to this Agreement in respect to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, and any such prior agreements or understandings are merged into this Agreement.

         6.9 Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement shall remain valid, operative and enforceable.

         6.10 Notices. Any notice required or permitted to be given pursuant to this Agreement shall be sent by certified or registered mail, as follows:

         To Seller:

         To LVB or Hughes:        LVB Industries, Inc. or Hughes Plastics, Inc.
                                  211 Kerth Street
                                  P.O. Box 86
                                  St. Joseph, Michigan  49085
                                  Attention:  Louis V. Buzzitta


         With Copies To:          Richard J. Rankin, Esq.
                                  221 Michigan Avenue
                                  Grand Rapids, Michigan  49503


         To Buyer:                Larizza Industries, Inc.
                                  201 W. Big Beaver Road
                                  Suite 1040
                                  Troy, Michigan  48084
                                  Attention:  Ronald T. Larizza

         With Copies To:

                                  Patrick T. Duerr, Esq.
                                  Honigman Miller Schwartz and Cohn
                                  2290 First National Building
                                  Detroit, Michigan 48226


For the purpose of this Agreement, receipt of any notice pursuant to this Agreement shall occur two (2) business days after the mailing of such notice.

         6.11 No Waiver. No waiver of any breach of any agreement or provision contained in this Agreement shall be deemed a waiver of any preceding or succeeding breach of this Agreement or of any other agreement or provision contained in this Agreement. No extension of time for the performance of any obligations or acts shall be deemed an extension of time for the performance of any other obligations or acts.

         6.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns; provided that Seller may not assign or transfer any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Buyer and any purported assignment or transfer by Seller shall be void; provided, further, that Buyer may assign its rights and delegate its duties under this Agreement to an affiliate of Buyer.

         6.13 Definition of "To the Best of Knowledge of LVB, Hughes and/or Seller". "To the best of LVB's, Seller's and/or Hughes' knowledge" shall mean and include in each case, all information, facts, events and circumstances that any Seller or any officer, director, manager or shareholder of LVB or Hughes knows or should have known upon appropriate inquiry and investigation.

         IN WITNESS WHEREOF, Buyer has caused this Agreement to be signed by its duly authorized officer or official, and LVB, Hughes and Seller have signed this Agreement, all as of the date first above written.

LVB Industries, Inc.                        Larizza Industries, Inc.

By: /s/ LOUIS V. BUZZITTA                   By: /s/ RONALD T. LARIZZA


Its: President                              Its: CEO


Hughes Plastics, Inc.
                                            /s/ JOSEPH T. BUZZITTA
                                            Joseph T. Buzzitta

By: /s/ LOUIS V. BUZZITTA                   /s/ LOUIS V. BUZZITTA
                                            Louis V. Buzzitta

Its: President                              /s/ JAMES V. BUZZITTA
                                            James V. Buzzitta

                                            /s/ DIANE M. BUZZITTA
                                            Diane M. Buzzitta





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

    Notwithstanding the execution of the Stock Purchase Agreement and any other documents relating to the transactions described herein, or contemplated hereby, in no event shall the Buyer have any recourse to the Trustee individually or any of the Trustee's assets or properties not constituting property of the Trust.

                                        /s/ PHILIP F. WOOD
                                        Diane M. Buzzitta Trust,
                                        Philip F. Wood Trustee


         The undersigned are spouses of Joseph, Louis and James Buzzitta, and they hereby, jointly and severally, represent and warrant to, and covenant with, Buyer that they, (a) never had and do not presently have any ownership or other claim, right or interest in the Shares or the proceeds of the sale of the Shares, (b) will not assert any such claim, right or interest in the future,
(c) understand that Buyer is entering into this Stock Purchase Agreement and purchasing the Shares in reliance upon the accuracy of these representations and warranties, (d) desire Buyer to purchase the Shares, will benefit from such purchase and are making these representations and warranties to induce Buyer to purchase the Shares, and (e) will indemnify, hold harmless and defend Buyer from any liability, cost or expense (including reasonable attorneys' fees) which may arise from any breach of these representations, warranties or covenants.


                                        /s/ SUSAN BUZZITTA
                                        Susan Buzzitta

                                        /s/ CATHERINE F. BUZZITTA
                                        Catherine F. Buzzitta

                                        /s/ PATRICIA A. BUZZITTA
                                        Patricia A. Buzzitta

                                LIST OF EXHIBITS

Exhibit          Description                                                                   Page
1.3.1(a)         Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.3.1(b)(I)      $1,200,000 Promissory Note . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.3.1(b)(II)     $500,000 Promissory Note . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.3.1(d)         Irrevocable Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . .   4
1.3.2            Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.1.1(a)         Jurisdictions Qualified to do Business . . . . . . . . . . . . . . . . . . .   6
2.1.3            Exception to Consents/Approvals  . . . . . . . . . . . . . . . . . . . . . .   6
2.1.4(a)(I)      LVB/Hughes Outstanding Capital Stock . . . . . . . . . . . . . . . . . . . .   7
2.1.4(a)(II)     Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.1.7(a)         LVB/Hughes Real Property . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.1.7(b)(I)      LVB Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.1.7(b)(II)     Hughes Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.1.7(c)(I)      Violations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.1.8(a)         Miscellaneous Items  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
2.1.9(a)         Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
2.1.9(b)         Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
2.1.11(a)        Accounts/Notes Receivable  . . . . . . . . . . . . . . . . . . . . . . . . .   13
2.1.12(b)        Outstanding Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . .   14
2.1.12(c)        Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
2.1.13           Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . .   14
2.1.14           Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
2.1.14(a)        Representations and Warranties Regarding Benefit Plans . . . . . . . . . . .   17
2.1.15(a)        Patents/Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
2.1.15(b)        Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
2.1.15(c)        Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
2.1.16(a)        Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
2.1.17(a)        Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
2.1.17(b)        Source Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
2.1.18(a)        Insider Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
2.1.18(b)        Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
2.1.19           Exceptions to Federal Tax Audits . . . . . . . . . . . . . . . . . . . . . .   22
2.1.20           Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
2.1.21(a)        Environmental Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
2.1.21(c)        Underground Tanks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
2.1.22           Policies of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
2.1.23(a)        Legal Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
2.1.23(c)        Citations/Notices of Violations  . . . . . . . . . . . . . . . . . . . . . .   27
3.l.6            Consulting, Confidentiality and Non-Competition  . . . . . . . . . . . . . .   33
4.1.11           Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
4.2.5            Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35





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